SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

VIRAGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VIRAGEN, INC.

865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324
954-233-8746

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on June 25, 2003

To the Stockholders of Viragen, Inc.

PLEASE TAKE NOTICE that Viragen, Inc., a Delaware corporation, will hold a special meeting of stockholders at the Renaissance Plantation Hotel located at 1230 Pine Island Road, Plantation, Florida, on Wednesday, June 25, 2003 at 2:00 P.M., local time, or at any and all adjournments, at which our stockholders will be requested:

1.	To authorize and approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 250 million to 700 million;

2.	To authorize the possible issuance of more than 19.9% of our common stock in a financing transaction pursuant to which Viragen received gross proceeds of $2,476,050 through the sale of its convertible debentures, common stock and common stock purchase warrants to 5 institutional investors;

3.	To authorize the possible issuance of more than 19.9% of our common stock in a financing transaction pursuant to which Viragen received gross proceeds of $3,758,132 through the sale of its convertible debentures and common stock purchase warrants to 4 institutional investors;

4.	To authorize the possible issuance of more than 19.9% of our common stock in a financing transaction pursuant to which Viragen has the right to require an investor to purchase up to $12,000,000 in shares of Viragen common stock; and

5.	To transact other business that may properly come before the meeting or any adjournment.

     A copy of our proxy statement, which is being first mailed to stockholders on or about May 30, 2003, is attached.

     The board of directors has fixed the close of business on May 27, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. If you do not expect to be present at the meeting, you are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States. You may also vote electronically via the internet or by telephone.

By Order of the Board of Directors,

/s/ Dennis W. Healey

Dennis W. Healey, Secretary

Plantation, Florida May 27, 2003

This is an important meeting, and you are cordially invited to attend the meeting in person. If you are unable to attend in person, please execute and return the enclosed proxy card, or vote electronically via the internet or by telephone at your earliest convenience. Promptness in returning the executed proxy card will be appreciated. If you vote by proxy, you may nevertheless attend the meeting, revoke your proxy and vote your shares in person.

OUTSTANDING STOCK AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: PROPOSAL TO AMEND VIRAGEN’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY
PROPOSALS TWO, THREE AND FOUR — FINANCING TRANSACTIONS
American Stock Exchange Requirement
Reasons for the Financing Transactions
PROPOSAL TWO: AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A SECURITIES PURCHASE AGREEMENT DATED JANUARY 31, 2003, AS AMENDED
PROPOSAL THREE: AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A SECURITIES PURCHASE AGREEMENT DATED APRIL 16, 2003, AS AMENDED
PROPOSAL FOUR: AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A COMMON STOCK PURCHASE AGREEMENT DATED MARCH 31, 2003
NO RIGHTS OF APPRAISAL
INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON
OTHER MATTERS
AVAILABILITY OF FORM 10-K ANNUAL REPORT AND FORM 10-Q QUARTERLY REPORT

VIRAGEN, INC.

865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

     This proxy statement is being furnished to you by the board of directors of Viragen, Inc., a Delaware corporation, in connection with a solicitation of proxies for use at our special meeting of stockholders. We will hold a special meeting at the Renaissance Plantation Hotel located at 1230 Pine Island Road, Plantation, Florida, on Wednesday, June 25, 2003 at 2:00 P.M., local time, or at any and all adjournments. We will bear the cost of this solicitation. The date of mailing of this proxy statement and form of proxy is approximately May 30, 2003.

OUTSTANDING STOCK AND VOTING RIGHTS

     The board of directors has fixed the close of business on May 27, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting. Only stockholders of record on that date will be entitled to vote. If you submit your proxy on the accompanying form, you have the power to revoke it by notice of revocation directed to the proxy holder at any time before it is voted. Unless you withhold authority in writing, proxies, which are properly executed, will be voted for the proposals. Although you may have given your proxy, you may nevertheless attend the meeting, revoke your proxy and vote in person.

     As of May 27, 2003, the record date for determining our stockholders entitled to notice of, and to vote at, the special meeting, 213,761,636 shares of our common stock, $0.01 par value, were outstanding. Each share of common stock outstanding entitles the holder to one vote on all matters submitted to stockholders for consideration at the special meeting. The quorum necessary to conduct business at the special meeting consists of a majority of the shares of common stock outstanding (106,880,819 shares) as of the record date. Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of our outstanding shares. Ratification of the financing transactions requires the affirmative vote of a majority of the shares of our common stock voting at the special meeting in person or by proxy. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the special meeting, but have no effect on the ratification of the financing transactions described in Proposals Two, Three and Four. Since approval of the proposed amendment to the Certificate of Incorporation requires the affirmative approval of a majority of our outstanding common stock, abstentions and broker non-votes have the effect of a vote against the amendment. If the amendment to the Certificate of Incorporation is not approved, we will not have sufficient authorized shares to complete the financing transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows certain information regarding Viragen common stock beneficially owned at May 27, 2003, by:

•	each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of Viragen common stock;

•	each of our directors; and

•	all officers and directors as a group.

     Under securities law, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. Beneficial ownership may also attribute shares owned of record by one person to another person, such as the record holder’s spouse, minor children, corporation or other business entity. At May 27, 2003, there were 213,761,636 shares of common stock outstanding. Except as otherwise indicated, we have been informed that the persons identified in the table have sole voting and dispositive power with respect to their shares.

			Beneficial Ownership of

	Number of Shares		Shares	Shares
	Beneficially	Percent of	Currently	Acquirable Within
Name of Beneficial Owner	Owned	Class	Outstanding	60 days

Carl N. Singer	4,244,341	2.0%	3,886,841	357,500
Robert C. Salisbury	215,000	*	30,000	185,000
Dennis W. Healey	1,438,737	*	938,737	500,000
Bryan King	1,755,600	*	1,755,600	—
Douglas Lind	475,807	*	200,807	275,000
Charles J. Simons	94,478	*	56,978	37,500
Gerald Smith	2,917,000	1.4%	17,000	2,900,000
Officers and Directors as a group (9 persons)	11,630,269	5.3%	7,025,269	4,605,000

     The beneficial ownership figures include 3,736,341 shares of common stock held by Fundamental Management Corporation, a Florida-based institutional investment fund, which have been attributed to Carl N. Singer. Mr. Singer is the chairperson of Fundamental Management Corporation. Mr. Salisbury is a director of Fundamental Management Corporation and an investor in a fund managed by Fundamental Management Corporation. Mr. Simons is an investor in a fund managed by Fundamental Management Corporation.

     Under the terms of the debenture agreements discussed under Proposals Two and Three, the investors may not convert their debentures into common shares if the conversion would result in their beneficial ownership of in excess of 4.9% of our outstanding common stock determined in accordance with Section 13(d) of the Exchange Act.

PROPOSAL ONE:
PROPOSAL TO AMEND VIRAGEN’S CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED CAPITAL STOCK OF THE COMPANY

     The board of directors has voted to authorize an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 250 million to 700 million shares. The board of directors determined that such an amendment is advisable and directed that the proposed amendment be considered at the special meeting of stockholders to be held on June 25, 2003. The amendment will not affect the number of shares of preferred stock authorized.

     We are currently authorized to issue up to 250 million shares of common stock. As of the record date, there were 213,761,636 shares of common stock issued and outstanding. In addition, we could issue a total of 201,197,388 shares as follows:

•	5,208,500 shares in connection with stock options to officers, directors and employees;

•	2,088,500 shares upon the exercise of outstanding warrants granted to various consultants;

•	11,289 shares upon conversion of outstanding Series A preferred stock;

•	18,790,660 shares upon conversion of the convertible debentures issued in the financing transaction that is further described in Proposal Three, assuming a conversion price of $0.20 per share;

•	49,128,521 shares in the event outstanding warrants are exercised, including 31,451,848 currently outstanding warrants issued in connection with the convertible debenture financing transaction that is further described in Proposal Three, and 12,250,000 warrants issued in connection with the equity line common stock purchase agreement that is further described in Proposal Four;

•	5,969,918 shares upon conversion of principal and interest under an 8% convertible promissory note issued in August 2002 and amended in November 2002; and

•	120,000,000 shares for issuance under the equity line common stock purchase agreement. We have calculated the number of shares issuable under the equity line based upon the recent trading range of our common stock. Since fluctuations in market price at the time we draw down on the equity line will affect the number of shares that may be issued at the time of each draw down, we intend to register up to 120 million shares of our common stock in connection with the equity line. The actual number of shares we issue under the equity line will depend, in part, upon prevailing market prices at the time of each draw down, but is limited to common stock having an aggregate value of $12 million.

     We do not have sufficient authorized but unissued shares to permit us to issue the full number of shares described in the foregoing transactions. In addition, our board of directors also believes that Proposal One is desirable so that, as the need may arise, we will have more financial flexibility and be able to issue shares of common stock without the expense and delay of a special stockholders’ meeting, in connection with future opportunities for business expansion, strategic acquisitions or partnerships, equity financings, or for other corporate purposes. Except for the issuance of the above-described shares, including as described in Proposals Two, Three and Four, Viragen has not identified any third party or particular transaction in which currently authorized or newly authorized shares will be issued, nor has Viragen entered into any commitments, understandings or agreements requiring the issuance of such shares.

     If the proposed amendment is approved by the stockholders, the board of directors will be empowered, without the necessity of further action or approval of our stockholders to issue up to 700 million shares of common stock. However, guidelines of the American Stock Exchange may require us to submit for approval of our stockholders, any issuance of our common stock in a single transaction or in a series of related transactions, that could exceed 19.9% of our outstanding common stock if such issuance could be made at less than fair market value measured on the date the agreement to issue the stock is made. In response to American Stock Exchange requirements, we are submitting Proposals Two, Three and Four for consideration by our stockholders. In addition, Delaware law may require stockholder approval for certain corporate transactions such as a merger or sale of all or substantially all of our assets.

     Each share of newly authorized common stock will have the same rights and privileges as each share of existing common stock. As and when issued, newly authorized common stock will decrease the percentage ownership of us by our existing stockholders and, depending upon the price at which such shares are issue, could be dilutive to existing stockholders.

     The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for approval of the amendment. If the amendment is approved by the stockholders, the amendment will become effective upon the filing with the Secretary of State of the State of Delaware.

     The board of directors recommends a vote “For” Proposal One and an amendment to Viragen’s Certificate of Incorporation to increase the number of shares of common stock that Viragen is authorized to issue from 250 million to 700 million.

PROPOSALS TWO, THREE AND FOUR — FINANCING TRANSACTIONS

American Stock Exchange Requirement

     The requirements of the American Stock Exchange provide that we submit for approval of our stockholders any issuance of our common stock in a single transaction or in a series of related transactions that could exceed 19.9% of our outstanding common stock if such issuance could be made at less than fair market value measured on the date the agreement to issue the stock is made.

     Proposals Two, Three and Four relate to financing transactions under the American Stock Exchange requirement. The transactions that are the subject of Proposals Two and Three have been consummated. However, we are seeking your authorization to issue more than 19.9% of our common stock in these transactions. Proposal Four involves a common stock purchase agreement which was executed on March 31, 2003, under which we could issue more than 19.9% of our common stock, but we will control whether or not to exercise our right to require an investor to purchase our shares.

     We have calculated the number of shares issuable under Proposal Four based upon the recent trading range of our common stock. Since fluctuations in market price at the time we draw down on the equity line will affect the number of shares that may be issued at the time of each draw down, we intend to register up to 120 million shares of our common stock in connection with the equity line. The actual number of shares we issue under the equity line will depend, in part, upon prevailing market prices at the time of each draw down, but is limited to common stock having an aggregate value of $12 million.

Reasons for the Financing Transactions

     Viragen was and continues to be predominantly a research and development company. Revenue generation from products that we acquire or develop requires approvals from various regulatory authorities. Required regulatory approvals are subject to the successful completion of lengthy and costly clinical trials and the successful completion of any clinical trial project also depends on our ability to raise significant investment capital. As a result of the foregoing, our activities continue to be capital intensive and we are not currently able to offset the costs of capital expenditures with operating revenues. We expect to continue to incur losses from our research and development until we are able to generate substantial revenues from the sale of products that we acquire or develop.

     We have historically disclosed that our future capital requirements are dependent upon many factors, including: revenue generated from the sale of our natural human interferon product, progress with future and ongoing clinical trials; the costs associated with obtaining regulatory approvals; the costs involved in patent applications; competing technologies and market developments; and our ability to establish collaborative arrangements and effective commercialization activities. While our acquisition of ViraNative enables us to produce our natural human interferon product for sale to third parties, Swedish regulatory authorities have mandated expansion of ViraNative’s production facility, at an initial cost of $1.1 million. Based on product demand and available financing, the new facility could be further expanded and equipped. Completion of the initial and additional expansion is dependent upon our receipt of additional funding, the receipt of which is uncertain. Our operating losses and working capital requirements continue to adversely affect cash flow, and we estimate that we will require additional funding of approximately $25 million, over the next two years. This amount represents our estimate of the funds necessary to service existing and projected debts attributable to working capital requirements as well as planned capital expenditures. In the event of our inability to raise capital, or a lack of expanded revenue from the sale of our natural human interferon product, we will likely be unable to meet our operating requirements. In this event we would be required to significantly curtail or suspend a portion or all of our operations.

     For all of the foregoing reasons, we have sought and continue to seek additional capital. The recent economic and political environment has made raising capital difficult and we have found few sources of available funds. To date, our success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, the board of directors has determined that the continued use of our equity for these purposes may be necessary if Viragen is to sustain operations. The board of directors recommends that stockholders authorize us to issue more than 19.9% of our common stock in connection with each of the financing transactions. If stockholders do not authorize the issuance of more than 19.9% of our outstanding common stock in the financing transactions, the transactions will, nonetheless be valid. However, Viragen may be in violation of American Stock Exchange requirements which could be cited by the American Stock Exchange as a basis for delisting our shares from that Exchange.

     The financing transactions are described in Proposals Two, Three and Four.

PROPOSAL TWO:
AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A
SECURITIES PURCHASE AGREEMENT DATED JANUARY 31, 2003, AS AMENDED

     On January 31, 2003, Viragen entered into a securities purchase agreement with Palisades Equity Fund LP, Crescent International Ltd., Alpha Capital AG, Brivis Investment Ltd. and Castlerigg Master Investments Ltd. for financing in the aggregate amount of approximately $2.1 million. Under the terms of the agreement, Viragen received approximately $1.7 million, net of an original issue discount of $273,550, a 6.5% finder’s fee and legal expenses, in consideration for which it issued the investors:

•	convertible debentures in the principal amount of $2,101,050,

•	4,202,100 shares of Viragen common stock, and

•	8,743,200 three year common stock purchase warrants exercisable on a cashless basis at a price of $0.0625 per share.

     On February 27, 2003, we executed an amendment to the January 31, 2003 securities purchase agreement which provided for additional financing by Palisades Equity Fund LP and Alpha Capital AG in the aggregate amount of $375,000. Under the terms of the amendment, we received approximately $305,000, net of an original issue discount of $48,915 and a 6.5% finder’s fee, in consideration for which we issued to Palisades Equity Fund LP and Alpha Capital AG:

•	convertible debentures in the aggregate principal amount of $375,000,

•	750,000 shares of Viragen common stock, and

•	1,170,000 three year common stock purchase warrants exercisable on a cashless basis at a price of $0.0625 per share.

     In connection with this transaction, we paid HPC Capital Management a finder’s fee of 6.5% and issued HPC Capital Management 700,000 shares of our common stock and 73,080 three year common stock purchase warrants exercisable on a cashless basis at a price of $0.0625 per share.

     The convertible debentures have a two-year term and do not accrue interest during the first year but accrue interest at the rate of 6% per annum payable semi-annually during the second year. The debentures are convertible immediately into shares of Viragen common stock at a conversion price equal to $0.085 per share. The conversion price of the debentures and the exercise price of the warrants is subject to adjustment for stock splits, dividends and distributions on our common stock and in the event we issue additional common stock at less than the conversion price of the debentures, the exercise price of the warrants or fair market value on the date of issuance.

     Our obligations under the debentures and warrants are secured by the guarantee of our subsidiaries and the pledge of tangible assets of Viragen (Scotland) Limited.

     In conjunction with the February 27, 2003 amendment, we executed agreements with Palisades Equity Fund LP, Alpha Capital AG and HPC Capital Management to reduce the exercise price of an aggregate of 8,303,742 common stock purchase warrants held by them prior to that date to $0.01 per share.

     The board of directors recommends that stockholders vote “For” Proposal Two set forth above. The approval of Proposal Two requires the affirmative vote of a majority of the shares of Viragen common stock voting at the special meeting in person or by proxy.

PROPOSAL THREE:
AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A
SECURITIES PURCHASE AGREEMENT DATED APRIL 16, 2003, AS AMENDED

     On April 16, 2003, Viragen entered into a securities purchase agreement with Palisades Equity Fund LP, Crescent International Ltd., Alpha Capital AG and Bristol Investment Fund Ltd. This agreement, as amended on May 8, 2003 and May 13, 2003, provided for the purchase and sale of our convertible debentures in the aggregate amount of $3.76 million. Under the terms of the agreement, as amended, Viragen received approximately $3.11 million net of an original issue discount of $406,087, a 6.5% finder’s fee and legal expenses, in consideration for which it issued the investors:

•	convertible debentures in the aggregate principal amount of $3,758,132; and

•	31,451,848 three year common stock purchase warrants exercisable on a cashless basis at a price of $0.0625 per share

     In connection with this transaction, we paid HPC Capital Management a finder’s fee of 6.5% and issued HPC Capital Management 134,082 three year common stock purchase warrants exercisable on a cashless basis at a price of $0.0625 per share.

     These convertible debentures mature on July 1, 2005, and are payable, without interest, in 24 equal payments of principal commencing August 1, 2003. The debentures are convertible immediately, in whole or in part, by the holders into shares of Viragen common stock at a conversion price equal to $0.20 per share. Viragen also has the right to make monthly payments on the debentures in shares of its common stock, valued at $0.20 per share, subject to a formula contained in the debentures based upon an average bid price of at least $0.25 per share. Viragen has the right to redeem all, but not less than all, debentures at 120% of the principal outstanding when the right to redeem is exercised. The conversion price of the debentures and the exercise price of the warrants are subject to adjustment in the event of stock splits, dividends and combinations, distributions of our common stock; and/or our issuance of additional common stock at less than the conversion price or exercise price, or at less than the fair market value of our common stock on the date of issuance.

     Our obligations under the convertible debentures have been guaranteed by our subsidiaries and collateralized by a security agreement pledging all tangible and intangible assets not otherwise encumbered.

     The board of directors recommends that stockholders vote “For” Proposal Three set forth above. The approval of Proposal Three requires the affirmative vote of a majority of the shares of Viragen common stock voting at the special meeting in person or by proxy.

PROPOSAL FOUR:
AUTHORIZATION TO ISSUE MORE THAN 19.9% OF VIRAGEN’S COMMON STOCK UNDER A
COMMON STOCK PURCHASE AGREEMENT DATED MARCH 31, 2003

     On March 31, 2003, we entered into a common stock purchase agreement with Talisman Management Limited, an Isle of Mann corporation, for the future issuance and purchase of shares of our common stock. This common stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.

     In general, the draw down facility operates like this: Talisman, has committed to provide us up to $12 million as we request it over a 24 month period, in return for common stock we issue to Talisman. During this period, provided at least five trading days have elapsed since the last draw down pricing period and at our sole election, we may exercise a draw down which is priced over a draw down period consisting of ten trading days. We, in our sole discretion, will determine the draw down amount and the threshold price and include items in the draw down notice. The amount we can draw at each request must be at least $25,000. The maximum amount we can actually draw for each request is determined by a formula set forth in the common stock purchase agreement. We are under no obligation to issue any shares to Talisman or to request a draw down during any period. The aggregate total of all draw downs under the equity draw down facility cannot exceed $12 million. We are entitled to receive the funds upon delivery of the shares on or prior to the 2nd trading day following the end of the pricing period.

     In connection with the common stock purchase agreement, we issued 12,000,000 five year common stock purchase warrants to Talisman, exercisable on a cashless basis at a price of $0.10 per share. We also issued HPC Capital Management 250,000 three year common stock purchase warrants exercisable on a cashless basis at a price of $0.10 per share. We will also pay HPC Capital Management a placement agent fee equal to 6.5% of amounts drawn down under the equity line. The exercise price of the warrants is subject to adjustment in the event of stock splits, dividends and combinations, distributions of our common stock; and/or our issuance of additional common stock at less than the exercise price, or at less than the fair market value of our common stock on the date of issuance.

     We have also agreed to file a registration statement covering the Viragen common stock to be potentially issued under the equity line of credit and the shares underlying the warrants. We will be unable to require Talisman to purchase our shares unless and until there is an effective registration statement for the shares that may be resold

     The board of directors recommends that stockholders vote “For” Proposal Four set forth above. The approval of Proposal Four requires the affirmative vote of a majority of the shares of Viragen common stock voting at the special meeting in person or by proxy.

NO RIGHTS OF APPRAISAL

     Under the laws of the State of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to our Certificate of Incorporation or with respect to the ratification of the Financing Transactions, and we will not independently provide our stockholders with any such right.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

     Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein.

OTHER MATTERS

     Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

AVAILABILITY OF FORM 10-K ANNUAL REPORT AND FORM 10-Q QUARTERLY REPORT

     We will deliver without charge a copy of our annual report on Form 10-K for the year ended June 30, 2002 and our most recent quarterly report on Form 10-Q for the quarterly period ended March 31, 2003 that have been filed with the SEC to stockholders receiving this proxy statement. Both are exclusive of exhibits filed with the Securities and Exchange Commission. If you would like to receive a copy of these items, you may request copies by writing or telephoning us at the following address and telephone number: Robert C. Salisbury, President, 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, 954-233-8746. Copies of our filings are also available at the Securities and Exchange Commission website at http://www.sec.gov.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
VIRAGEN, INC.

PROXY
SPECIAL MEETING OF STOCKHOLDERS
June 25, 2003

The undersigned, revoking all previous proxies, hereby appoint(s) Robert C. Salisbury as Proxy, with full power of substitution, to represent and to vote all common stock of Viragen, Inc. owned by the undersigned on May 27, 2003, at the special meeting of stockholders to be held in Plantation, Florida on June 25, 2003, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the notice of special meeting and proxy statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

(continued and to be signed and dated on other side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE FOLLOWING PROPOSALS:

1.	Proposal to amend Viragen’s Certificate of Incorporation to increase the authorized capital stock of the company.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	To authorize the possible issuance of more than 19.9% of our common stock in a financing transaction pursuant to which Viragen received gross proceeds of $2,476,050 through the sale of convertible debentures, Viragen common stock, and common stock purchase warrants to 5 institutional investors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To authorize the possible issuance of more than 19.9% of our common stock in a financing transaction pursuant to which Viragen received gross proceeds of $3,758,132 through the sale of convertible debentures and common stock purchase warrants to 4 institutional investors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To authorize the possible issuance of more than 19.9% of our common stock in a financing transaction pursuant to which Viragen plans to raise up to $12,000,000 through sale of Viragen common stock and common stock purchase warrants to prospective institutional investors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

By checking the box to the right, ☐, I consent to future access of the Annual Report, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that Viragen may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting Viragen’s transfer agent, Mellon Investor Services, L.L.C., Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Special Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in the corporate name by President or other authorized officer or person. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if Held Jointly

(Please Print Name)

Number of Shares Subject to Proxy

Date:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1.	TO VOTE BY INTERNET:	http://www.eproxycom/vra

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

2.	TO VOTE BY TELEPHONE:	1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

3.	VOTE BY MAIL:	Mark, sign and date your proxy card and return promptly in the enclosed postage-paid envelope.

IF YOU VOTE BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

THANK YOU FOR VOTING.